SUB-ITEM 77Q1

                             MFS INSTITUTIONAL TRUST

MFS Institutional Core Equity Fund and MFS Institutional Real Estate Investment Fund, each a series of MFS Institutional Trust, are closed as of May 17, 2004 and June 7, 2004, respectively, and shares of each fund are no longer available for sale, as described in the supplement, dated May 17, 2004, as revised June 7, 2004, to the fund's current prospectus, as filed with the Securities and Exchange Commission via EDGAR on June 7, 2004, under Rule 497 under the Securities Act of 1933. Such description is hereby incorporated by reference.

The Amended and Restated By-Laws for MFS Institutional Trust, dated January 1, 2002, as revised June 23, 2004 are contained in Post-Effective Amendment No. 50 to the Registration Statement for MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on July 9, 2004, under Rule 497 under the Securities Act of 1933. Such document is incorporated herein by reference.